                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Palm Harbor Homes, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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
                            PALM HARBOR HOMES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 28, 2000

To Our Shareholders:

         You are invited to attend the annual meeting of shareholders of Palm Harbor Homes, Inc. which will be held at the Colonnade Conference Center, 15303 Dallas Parkway, Addison, Texas, on Wednesday, June 28, 2000, at 10:00 a.m., Central Daylight Time. The purpose of the meeting is to vote on the following proposals:

         PROPOSAL 1:       To elect nine directors to serve for a one year
                           term, and until their successors are duly elected and qualified.

         PROPOSAL 2:       To ratify the selection of Ernst & Young LLP as
                           independent auditors for the fiscal year ending
                           March 30, 2001.

         PROPOSAL 3:       To transact any other business that may properly
                           be brought before the annual meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on May 15, 2000 as the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting. A form of proxy card and a copy of our Annual Report to Shareholders for the fiscal year ended March 31, 2000 are enclosed with this notice of annual meeting and proxy statement. You may also vote by phone or via the Internet by following the steps detailed on the proxy card.

         YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY, OR VOTE BY PHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY, IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.



                                          BY ORDER OF THE BOARD OF DIRECTORS




                                          /s/ KELLY TACKE
                                          Kelly Tacke
                                          Chief Financial Officer,
                                          Vice President - Finance and Secretary

June 9, 2000
Addison, Texas

                                PROXY STATEMENT

                               -----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 28, 2000

                               -----------------

PALM HARBOR HOMES, INC.
15303 DALLAS PARKWAY, SUITE 800
ADDISON, TEXAS 75001

         The Board of Directors is soliciting proxies to be used at the 2000 annual meeting of shareholders to be held at the Colonnade Conference Center, 15303 Dallas Parkway, Addison, Texas, on Wednesday, June 28, 2000, at 10:00 a.m., Central Daylight Time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended March 31, 2000 are first being mailed to shareholders on or about June 9, 2000. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

WHO CAN VOTE

         Only shareholders of record as of the close of business on May 15, 2000 are entitled to notice of and to vote at the annual meeting. As of May 15, 2000, we had 23,020,840 outstanding shares of common stock, our only outstanding voting security. Each shareholder of record of our common stock on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share of common stock held. IF YOU HOLD SHARES OF OUR COMMON STOCK THROUGH ANY OF OUR STOCK PURCHASE OR SAVINGS PLANS, YOU WILL RECEIVE VOTING INSTRUCTIONS FROM THE PLANS' ADMINISTRATOR. PLEASE SIGN AND RETURN THOSE INSTRUCTIONS PROMPTLY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

         In accordance with our Bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time at our offices located at 15303 Dallas Parkway, Suite 800, Addison, Texas.

HOW YOU CAN VOTE

         Shareholders cannot vote at the annual meeting unless they are present in person or represented by proxy. After you have reviewed the information contained in this proxy statement and in the annual report, please take a moment to read the instructions and choose the way to vote that you find most convenient and cast your vote as soon as possible. You may vote by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. Alternatively, if you are a shareholder of record (that is, if your stock is registered with the company in your own name), you may vote by telephone or electronically through the Internet by following the instructions set forth on your proxy card. The deadline for voting by telephone or electronically through the Internet as a shareholder of record is 3:00 p.m., Central Daylight Time on June 27, 2000. Valid proxies will be voted at the annual meeting and at any adjournments of the annual meeting as you direct in the proxy.

         You may revoke your proxy or otherwise change your vote at any time before it is exercised by:

         o delivering a written notice of revocation to our Secretary, Kelly Tacke, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001;

         o        timely delivering a properly executed, later-dated proxy;

         o submitting a later-dated vote by telephone or via the Internet; or

         o        voting in person at the annual meeting.

         Voting by proxy or via the Internet will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted in favor of proposals one and two. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of mailing of this proxy statement, we did not anticipate that any other matters would be raised at the annual meeting.

REQUIRED VOTE

         The presence, in person or represented by proxy, of the holders of a majority of our outstanding common stock (11,510,421 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker "non-vote" occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. All of the nominees for director, other than Jerry Mallonee, served as our directors during the fiscal year ended March 31, 2000.

COST OF PROXY SOLICITATION

         The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. They will not be separately compensated for their services.

         In accordance with SEC regulations and the regulations of The Nasdaq Stock Market's National Market, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock and soliciting proxies from them.

                           GOVERNANCE OF THE COMPANY

         Pursuant to the Florida Business Corporation Act, our Articles of Incorporation and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of our business through discussions with the Chairman of the Board and officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. During the fiscal year ended March 31, 2000, the Board of Directors held three meetings and each committee held one meeting. Each director attended 100% of all meetings of the Board of Directors and each of the meetings of the committees on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS


                                                                                COMPENSATION
                NAME                       BOARD        AUDIT COMMITTEE           COMMITTEE
-------------------------------------    -----------    -----------------    --------------------
Lee Posey                                    x*
Larry H. Keener                              x
Walter D. Rosenberg, Jr.                     x
William R. Thomas                            x                 x                      x
Frederick R. Meyer                           x                                        x
John H. Wilson                               x                 x
A. Gary Shilling                             x
Scott W. Chaney                              x

--------------
* Chairman

         During the fiscal year ended March 31, 2000, the Board of Directors had two ongoing committees: an audit committee and a compensation committee.

         The audit committee consists of two non-employee directors. The functions of the audit committee include recommending to the Board of Directors the appointment of independent auditors, reviewing with the independent auditors both the plans for and the results of internal audits, approving the services provided by the independent auditors, reviewing the range of audit and non-audit fees and considering the adequacy of our internal accounting controls. The audit committee met once during the fiscal year ended March 31, 2000. Effective on the date of the annual meeting, the members of the audit committee shall be Messrs. Meyer, Wilson and Mallonee.

         The compensation committee consists of two non-employee directors. The functions of the compensation committee include establishing the compensation of executive officers and administering management incentive compensation plans. The compensation committee met once during the fiscal year ended March 31, 2000.

COMPENSATION OF DIRECTORS

         During the fiscal year ended March 31, 2000, our non-employee directors were entitled to receive compensation as follows:

         Annual retainer fee...........................................................................$6,000
         Fee for each Board meeting attended (other than telephonic)...................................$1,000

         Effective April 1, 2000, our non-employee directors will be entitled to receive compensation as follows:

         Annual retainer fee.................................................................................$8,000
         Fee for each Board meeting attended (other than telephonic).........................................$2,000
         Fee for each committee meeting (other than those on same day as board meeting)........................$500

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers served as a member of the compensation committee of our Board of Directors. None of our executive officers served as a director of any other entity whose executive officer served as a member of our compensation committee.

                     SHARE OWNERSHIP OF MAJOR SHAREHOLDERS,
                            DIRECTORS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of May 15, 2000 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and
(4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual's spouse.

         Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules.


                                                           AMOUNT AND NATURE OF BENEFICIAL
                        NAME                                        OWNERSHIP(1)                   PERCENT OF CLASS
------------------------------------------------------     ---------------------------------    ----------------------
Lee Posey
15303 Dallas Parkway
Suite 800
Addison, Texas 75001                                                  4,568,808                        19.85%

Capital Southwest Corporation and
Capital Southwest Venture Corporation (2)
12900 Preston Road
Suite 700
Dallas, Texas 75230                                                   7,855,121                        34.12%

Larry H. Keener (3)                                                     441,863                         1.92%

Kelly Tacke (4)                                                          54,161                         *

W.D. Rosenberg, Jr.                                                     213,624                         *

William R. Thomas (2) (5)                                               268,953                         1.17%

Frederick R. Meyer (6)                                                  109,023                         *

John H. Wilson (2)                                                        1,250                         *

A. Gary Shilling (7)                                                     51,832                         *

Scott W. Chaney                                                         849,593                         3.69%

All directors  and executive  officers as a group (10
persons) (2)(3)(4)(5)(6)(7)                                           6,569,804                        28.54%

----------------
*        Beneficial ownership of less than 1% of the class is omitted.
(1) The information contained in this table with respect to common stock ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Mr. Thomas is President and Chairman of the Board of Capital Southwest Corporation and Capital Southwest Venture Corporation, both of which are our principal shareholders. Mr. Wilson is a member of the Board of Directors of Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson each have disclaimed beneficial ownership of such shares.
(3) Includes an aggregate of 120,822 shares owned by Mr. Keener's spouse and three daughters, over which shares he exercises voting and investment power.
(4) Includes 4,161 restricted shares received under the Fiscal Year 2001 and 2000 Long Term Incentive Plans. 1,760 shares are restricted until March 29, 2002 and 2,401 shares are restricted until March 28, 2003. All of these shares may be currently voted by Ms. Tacke.
(5) Mr. Thomas has sole voting and investment power with respect to 113,282 shares personally held by Mr. Thomas. Mr. Thomas also has sole voting and investment power with respect to 80,674 shares held by a family partnership. Mr. Thomas is a trustee of certain trusts pursuant to employee stock ownership plans for employees of Capital Southwest Corporation and its wholly-owned subsidiaries owning 74,997 shares, with the power as one of three trustees to participate in the voting of such shares. Under the rules and regulations of the SEC, Mr. Thomas is deemed to be the beneficial owner of such 74,997 shares which are included in the shares owned by Mr. Thomas.
(6) Includes 48,829 shares owned by a family partnership over which Mr. Meyer exercises voting and investment power.
(7) Dr. Shilling is one of five members of an investment committee to participate in the voting and investment decisions relating to 25,867 shares owned by clients of A. Gary Shilling & Co., Inc. Under the rules and regulations of the SEC, Dr. Shilling is deemed to be the beneficial owner of 25,793 shares which are included in the shares owned by Dr. Shilling.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of holdings and transactions in our securities with the SEC and to furnish us with copies of all such reports. Based solely upon a review of the reports furnished to us with respect to the fiscal year ended March 31, 2000, we believe that all SEC filing requirements applicable to our directors and executive officers were satisfied.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

         At the annual meeting, nine directors will be elected by the shareholders to serve until their successors have been duly elected and qualified, or until the earliest of their death, resignation or retirement.

         The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The Board of Directors has proposed the following nominees for election as directors at the annual meeting. Each of the nominees is currently a member of the Board of Directors.

NOMINEES

         LEE POSEY, Chairman of the Board of Directors since December 1977. Chief Executive Officer from December 1977 to June 1997. President from December 1977 to December 1993. President of Redman Industries, Inc. from 1967 to 1977. Director of Monaco Coach Corporation. Age: 65.

         LARRY H. KEENER, Director since 1995. Chief Executive Officer since June 1997 and President since June 1994. Chief Operating Officer from June 1994 to June 1997. Division President from June 1989 to May 1994. Director from 1980 to May 1994. Age: 50.

         WILLIAM R. THOMAS, Director since 1982 pursuant to an agreement among us, Capital Southwest Corporation and Capital Southwest Venture Corporation. Chairman of the Board since 1982 and President since 1980 of Capital Southwest Corporation. President of Capital Southwest Venture Corporation since 1980. Director of Alamo Group, Inc., Encore Wire Corporation and Mail-Well, Inc. Age:
71.

         WALTER D. ROSENBERG, JR., Director since 1977. Managed his personal portfolio since June 1991. Chairman of the Board and Chief Executive Officer of Duro Metal Manufacturing Company, Inc. from December 1957 to June 1991. Age:
73.

         FREDERICK R. MEYER, Director since 1994. Chairman of the Board of Aladdin Industries LLC since July 1985. President and Chief Executive Officer of Aladdin Industries LLC from October 1995 to May 1999 and from May 1987 to September 1994. President of Tyler Corporation from July 1983 to December 1986. Director of Tylor Corporation, Arvin Industries, Inc. and Southwest Securities Group, Inc. Age: 72.

         JOHN H. WILSON, Director since 1994. President of U.S. Equity Corporation since 1983. Director of Capital Southwest Corporation and Encore Wire Corporation. Age: 57.

         A. GARY SHILLING, Director since 1995. President of A. Gary Shilling & Co., Inc. since 1978. Senior Vice President and Chief Economist of White, Weld & Co., Inc. from 1972 to 1978. Director of National Life of Vermont and The Heartland Group. Age: 62.

         SCOTT A. CHANEY, Director since 1996. Executive Vice President since March 28, 1997. President of our retail operations since July 1, 1996. President of Newco Homes, Inc. from March 1986 to June 1996. Age: 42.

         JERRY D. MALLONEE, Retired from Arthur Andersen & Co. in December 1999 as the Tax Managing Partner of Pacific Northwest. Mr. Mallonee had been employed by Arthur Andersen from February 1967 until his retirement. Mr. Mallonee currently manages his personal investments. Age: 59.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL ONE.

                               EXECUTIVE OFFICERS

         Our executive officers serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors. Set forth below are the names, ages and positions of our executive officers.


     NAME           AGE                 POSITION
     ----           ---                 --------
   Lee Posey        65          Chairman of the Board and Director
Larry H. Keener     50          President, Chief Executive Officer and Director
 Scott Chaney       42          Executive Vice President and Director
  Kelly Tacke       42          Chief Financial Officer, Vice President-Finance
                                  and Secretary


         Information concerning the business experience of Messrs. Posey, Keener and Chaney is provided in "Proposal One: Election of Directors." Set forth below is a description of the background of Ms. Tacke. There is no family relationship between any of our directors or executive officers.

         KELLY TACKE has served as Vice President-Finance and Chief Financial Officer since October 1993, and as Secretary since March 1997. From August 1979 through September 1993, Ms. Tacke was employed by PriceWaterhouseCoopers LLP where she most recently served as a Senior Audit Manager.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table summarizes the compensation paid by us for the fiscal years ended March 31, 2000, March 26, 1999 and March 27, 1998 to the Chief Executive Officer and the other four most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year ended March 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                            Annual Compensation(1)
                                                  ---------------------------------------------
           Name and                  Fiscal                                                            All Other
      Principal Location              Year               Salary                   Bonus               Compensation
      ------------------              ----               ------                   -----               ------------
Lee Posey                             2000               $400,000              $         0            $   6,751(2)
Chairman of the Board                 1999                250,000                  663,989                9,652(2)
                                      1998                225,000                1,015,821               12,035(2)

Larry H. Keener                       2000                200,000                  661,841               11,250(3)
President and Chief                   1999                200,000                1,059,926               11,000(3)
Executive Officer                     1998                200,000                  958,907               11,000(3)

Scott Chaney                          2000                175,000                  590,931                5,250(5)
Executive Vice President              1999                175,000                  956,697                5,000(5)
                                      1998                175,000                  856,167                6,333(5)

Kelly Tacke                           2000                100,000                  201,736                4,540(4)
Chief Financial Officer, Vice         1999                100,000                  298,125                4,886(4)
President-Finance and                 1998                100,000                  260,274                5,499(4)
Secretary

-------------
(1) The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate incremental costs of these benefits to us for each officer did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each such officer.
(2) Includes $3,000, $4,654 and $8,625 contributed in fiscal year 2000, 1999 and 1998, respectively, by us pursuant to the employee savings plan and $3,751, $5,000 and $3,410 paid in fiscal year 2000, 1999 and 1998, respectively, by us as a car allowance.
(3) Includes $5,250, $5,000 and $5,000 contributed in fiscal year 2000, 1999 and 1998, respectively, by us pursuant to the employee savings plan and $6,000 paid in fiscal year 2000, 1999 and 1998 by us as a car allowance.
(4)      Represents contributions by us pursuant to the employee savings plan.

COMPENSATION ARRANGEMENTS

         Effective March 27, 1999, we entered into a compensation agreement with Lee Posey, our Chairman of the Board. The agreement is for a term of eight years. Mr. Posey will provide 100 days of service per year for three years and receive $400,000 per year for his services. He will provide 75 days of service per year for five years and receive $300,000 per year for his services. If the agreement terminates for any reason, Mr. Posey or his estate, as applicable, is entitled to receive a payment equal to the lesser of (1) $1,000,000 or (2) $16,667 multiplied by the remainder of 96 minus the number of months Mr. Posey provided services as an employee under the agreement. This agreement replaced an agreement between us and Mr. Posey entered into on April 1, 1995.

         Our corporate bonus plan, which was amended effective March 28, 1998 and was effective in fiscal 1999 and fiscal 2000, defines the basis for determining a potential bonus pool in each fiscal quarter equal to an annual rate of 22.5% of the excess of actual earnings (as defined in the plan) over base earnings (as defined in the plan). The plan defines actual earnings in each fiscal period to be consolidated earnings before deducting bonuses determined pursuant to the plan and before state and federal income taxes. Bonuses under the plan are paid promptly following each quarter.

         Mr. Keener received 14.0% of the bonus pool under the Plan, Mr. Chaney received 12.5% and Ms. Tacke received 4.0% of the bonus pool for fiscal 2000. There are no dollar limits on bonus amounts awarded.

         Sections 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless such compensation is performance-based compensation as defined in Section 162(m) of the Code. Our corporate bonus plan is a performance-based plan.

INDEMNIFICATION AGREEMENTS

         We have entered into indemnification agreements with certain of our officers and each of our directors, requiring us to indemnify such persons against judgments, claims, damages, losses and expenses incurred as a result of the fact that such officer or director, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, to the maximum extent permitted by Florida law. The indemnification agreements provide for the advancement of expenses to such officers and directors in connection with any such suit or proceeding.

             LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

         Effective the 2000 fiscal year, we adopted a Long Term Incentive Plan. We have also adopted such a plan for fiscal 2001. Each plan has a term of one year. All key employees and executive officers (excluding the chairman, president and chief executive officer and executive vice president are eligible for consideration for grants under the plan. Subject to their continued employment, plan participants are entitled to receive shares of our common stock in an amount equivalent to 10% of the cash compensation that each participant received during the applicable fiscal year. The shares do not vest for three years.


                                                                                              PERFORMANCES
                                                      NUMBER OF SHARES                   OR OTHER PERIOD UNTIL
                  NAME                                OF COMMON STOCK                     MATURATION OR PAYOUT
-----------------------------------------     ---------------------------------    -----------------------------------

Kelly Tacke                                                1,760                           March 29, 2002(1)
Chief Financial Officer, Vice                              2,401                           March 28, 2003(1)
President-Finance and Secretary

-------------
(1) The shares of common stock issued under our Fiscal Year 2001 and 2000 Long Term Incentive Plans may not be transferred until they are fully vested. The grants of shares vest on the third anniversary of the date of grant. Recipients of stock grants under these plans have the right to currently vote these shares.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The following Report of the Compensation Committee on Executive Compensation and the performance graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

         Decisions on compensation of our executive officers are made by the two member compensation committee of the Board of Directors. Each member of the compensation committee is an outside director. None of the members of the compensation committee has ever been an officer or employee of Palm Harbor or any of its subsidiaries. The compensation committee, in consultation with the Chairman of the Board, is responsible for establishing the policies that govern compensation of executive officers and key employees at the corporate level.

         The goals of our compensation program are to attract, retain and motivate competent executive officers and key employees who have the experience and ability to contribute materially to our long-term success. Our compensation philosophy for our executive officers and key employees is predicated on base salaries which are in most instances below salaries for comparable industry positions and potential bonuses which, depending on our earnings performance in relation to pre-established base levels, may be relatively high or relatively low in comparison with bonus payments by companies of comparable size and type.

         Base salaries are determined for each of the executive officers on an individual basis, taking into consideration the level of responsibility, individual contributions to our performance, length of tenure with us, compensation levels of comparable positions and internal equities among positions. In most instances, base salaries are set at subjectively-determined levels substantially below base salaries paid to executives in similar positions in companies of comparable size in the same industry or similar industries. For the fiscal year ended March 31, 2000, Lee Posey, our Chairman of the Board, received a salary of $400,000. Effective March 27, 1999, Mr. Posey's base salary became $400,000 per year pursuant to a compensation agreement which among other things established Mr. Posey's annual salary at $400,000 for 100 days of service in each of the first three years of the agreement and did not provide for Mr. Posey's participation in the corporate bonus plan. The base salary of our President and Chief Executive Officer, Larry
H. Keener, was $200,000 for the fiscal year ended March 31, 2000, and is currently at an annual rate of $200,000 for the fiscal year ending March 30, 2001.

         Bonuses were determined largely on the basis of a bonus plan which provides for a corporate level bonus pool to be distributed on a predetermined basis among those executives and key employees specified by the compensation committee. The amount of the bonus pool in the year ended March 31, 2000 was based on the extent to which annual earnings exceed a base level equivalent to a 22.5% pre-tax return on shareholders' equity at the beginning of the period. Individual participation in the bonus pool is based on a percentage amount specified for each participant. For fiscal 2000, Larry H. Keener received a bonus of $661,841, which was 37.6% below his bonuses in the previous fiscal year.

         The combined effect of low base salaries and a profit-sharing plan which generates bonuses only after earnings exceed an annual hurdle level, results in relatively low executive compensation if our performance is unfavorable and a significantly higher level if performance is favorable, thereby increasing the importance of performance-based bonuses as a material determinant of total compensation.

         We do not have a stock option plan for our key employees and executive officers and have not had a stock option plan since our company was founded.

                                                     COMPENSATION COMMITTEE

                                                     William R. Thomas, Chairman
                                                     Frederick R. Meyer

                               PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for us, the Standard & Poor's MidCap 400 Composite Stock Index and our peer group, assuming the investment of $100 on July 31, 1995 (the date our common stock began trading) and the reinvestment of dividends. The companies in our peer group are as follows: American Homestar, Inc., Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Oakwood Homes Corporation and Skyline Corporation.



                                7/95      3/96      3/97      3/98     3/99      3/00
                                ----      ----      ----      ----     ----      ----
Palm Harbor Homes, Inc.         $100      $215      $229      $229     $488      $354
S&P MidCap 400                  $100      $112      $124      $185     $186      $257
Peer Group                      $100      $139      $118      $204     $128      $ 75


         The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporation by reference of this proxy statement into any filing under the Securities Act or Securities Exchange Act, except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under the Acts.

         There can be no assurance that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future share performance.

                                  PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

         Based upon the recommendation of the audit committee, the shareholders are urged to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the fiscal year ending March 30, 2001. Ernst & Young has served as our independent auditors since our inception and is familiar with our affairs and financial procedures.

         A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal at the annual meeting in the year 2001, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate secretary, Kelly Tacke, at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001 by February 9, 2001. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

                                 ANNUAL REPORT

         We have provided without charge a copy of the annual report to shareholders for fiscal year ended March 31, 2000 to each person being solicited by this proxy statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All requests should be directed to:
Kelly Tacke, Chief Financial Officer, Vice-President Finance and Secretary, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001.

                             PALM HARBOR HOMES, INC.

     The undersigned shareholder of Palm Harbor Homes, Inc. does hereby nominate, constitute and appoint Kelly Tacke and Colleen Rogers, or either one of them, as Proxies, each with full power to appoint her substitute, to represent and vote all of the shares of Common Stock of Palm Harbor Homes, Inc. held of record by the undersigned at the Annual Meeting of shareholders to be held at 10:00 a.m. Dallas time on June 28, 2000 at The Colonnade Conference Center, 15303 Dallas Parkway, Addison, Texas, 75001, and at any adjournments thereof, as follows:

        (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                             PALM HARBOR HOMES, INC.

                                  JUNE 28, 2000

               o PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED o

     PLEASE MARK YOUR
A[X] VOTES AS IN THIS
     EXAMPLE.


     For all nominees            WITHHOLD            NOMINEES:
    listed at the right          AUTHORITY                    Lee Posey
  (except as marked below   to vote for all nominees          Larry H. Keener
    to the contrary)           listed at right                William R. Thomas
          [ ]                      [ ]                        Walter D. Rosenberg, Jr.
                                                              Frederick R. Meyer
1 ELECTION                                                    John H. Wilson
  OF                                                          A. Gary Shilling
  DIRECTORS                                                   Scott W. Chaney
(INSTRUCTION: To withhold authority to vote for any           Jerry Mallonee
individual nominee, strike a line through that
nominee's name at right)

2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT            FOR         AGAINST      ABSTAIN
   AUDITORS FOR THE FISCAL YEAR ENDING MARCH 30, 2001.                                [ ]           [ ]          [ ]

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN
ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH
RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED "FOR" SUCH
PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.






(Signature of Shareholder(s))                               Dated:       , 2000
                             -------------------------------      -------

NOTE: (Joint owners must each sign. Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.)